EXHIBIT 23.1


           CONSENT OF INDEPENDENT ACCOUNTANTS
           ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 8, 1994,  which  appears  on  page 51  of the 1993
Annual Report to Shareholders of Mattel, Inc., which is incorporated by reference in Mattel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 30 of such Annual Report on Form 10-K.



/s/ Price Waterhouse
--------------------

June 28, 1994
Los Angeles, California

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